     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2000
                              REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                ZITEL CORPORATION
             (Exact name of Registrant as specified in its charter)

         CALIFORNIA                          7372                  94-2566313
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification
                                                                     Number)
                                ----------------
              47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                     ANNA M. MCCANN, CHIEF FINANCIAL OFFICER
              47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                 (510) 440-9600
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   COPIES TO:

                    JOHN L. CARDOZA, ESQ., COOLEY GODWARD LLP
            ONE MARITIME PLAZA #2000, SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 693-2000
                                ----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ----------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                ----------------
                         CALCULATION OF REGISTRATION FEE

================================================================================
  TITLE OF EACH                   PROPOSED         PROPOSED
    CLASS OF         AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES TO BE     TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
   REGISTERED      REGISTERED   PER SHARE (1)   OFFERING PRICE (1)      FEE
--------------------------------------------------------------------------------
Common Stock (2)   4,659,897      $2 15/32        $11,504,121        $3,037.09
     TOTAL
================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on January 12, 2000.

(2) Issuable upon conversion of the Series B Convertible Preferred Stock of the Company (the "Series B Preferred"). For purposes of estimating the number of shares of Common Stock to be included in the Registration Statement, the Company used the maximum number of shares which may be issued upon conversion of the Series B Preferred. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Series B Preferred, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.
---------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

PROSPECTUS

                                4,659,897 SHARES

                                ZITEL CORPORATION

                               -------------------

                                  COMMON STOCK

                               -------------------

     The Selling Securityholders identified in this Prospectus are selling up to 4,659,897 shares of our common stock that may be acquired by them upon conversion of 200,000 shares of our Series B Convertible Preferred Stock. These shares may be offered from time to time by the Selling Securityholders through public or private transactions, on or off The Nasdaq SmallCap Market, at prevailing market prices or at privately negotiated prices. The Selling Securityholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.


     Our common stock is currently traded on The Nasdaq SmallCap Market under the symbol "ZITL." On __________, 2000, the last reported sales price of a share of Zitel common stock on The Nasdaq SmallCap Market was $_______ per share.


                               -------------------

          INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH
                                 DEGREE OF RISK.
                SEE "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS.

                               -------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is ___________, 2000.

     THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT WE FILED WITH THE SEC. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                       WHERE CAN YOU FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's Website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934:

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Zitel Corporation with the SEC pursuant to the Securities Exchange Act of 1934 are by this reference incorporated in and made a part of this Prospectus:

(1) The Proxy Statement filed on January 27, 1999, including all matters incorporated by reference therein;

(2) The Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including all matters incorporated therein by reference;

(3) The Amendment to the Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed December 30, 1999 on Form 10-K/A.

                     ---------------------------------------


                                        1.

                                   THE COMPANY

     Zitel Corporation was incorporated in California in 1979. Our executive offices are located at 47211 Bayside Parkway, Fremont, California 94538-6517, and our telephone number is (510) 440-9600.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by the Selling Securityholders.

                                 DIVIDEND POLICY

     Zitel has never paid cash dividends. The Company's Board of Directors currently intends to retain any earnings for use in Zitel's business and does not anticipate paying any cash dividends in the foreseeable future.

     AN INVESTMENT IN ZITEL INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS SET FORTH BELOW SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

                                  RISK FACTORS

RECENT LEVELS OF NET SALES HAVE BEEN INSUFFICIENT TO PRODUCE OPERATING PROFITS

     In recent years, we have not generated net sales sufficient to produce an operating profit and have relied on a stream of royalty payments under an agreement with IBM and significant financings to support our activities. In April 1998, Zitel and IBM entered into an agreement whereby IBM stopped paying royalties to Zitel in exchange for a lump sum payment amounting to $740,000. We sustained substantial operating losses and net losses in fiscal 1997, fiscal 1998 and fiscal 1999. We must generate substantial additional net sales and gross margins on our products and services and must continue to successfully implement programs to manage cost and expense levels in order to remain a viable operating entity. There can be no assurance that we can achieve these objectives.

WE HAVE REPORTED SIGNIFICANT LOSSES

     During our 1999 fiscal year, we reported a net loss of $13,103,000. We reported a net loss of $43,205,000 in fiscal 1998. We reported a net loss of $17,501,000 in fiscal 1997.

     While we have taken a number of steps to attempt to return to profitability, there is no assurance that we will be successful. A significant portion of the recent losses were caused by the operations of our former storage systems business unit and the writeoff of our investment in and advances to MatriDigm Corporation. In July 1998, we sold the storage systems business unit. At September 30, 1999, we had written off all of our investments in and advances to MatriDigm Corporation. We are in the process of attempting to sublease our Fremont, California headquarters and move to substantially smaller and less costly premises. We are also taking other actions to reduce our costs in an effort to bring costs into line with anticipated revenues. There can be no assurance that we will be successful in this effort and remain a viable operating entity.

WE HAVE EXPERIENCED FLUCTUATIONS IN QUARTERLY RESULTS

     Our quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including:

     - The level of competition, size, timing, cancellation or rescheduling of significant orders;

     -    Market acceptance of new products and product enhancements;

     -    New product announcements or introductions by our competitors;

     - Deferrals of customer orders in anticipation of new products or product enhancements;


                                      2.

     -    Changes in pricing by us or our competitors;

     - Our ability to develop, introduce and market new products and product enhancements on a timely basis;

     -    Our success in expanding our sales and marketing programs;

     -    Technological changes in the market for our products;

     -    Product mix and the mix of sales among our sales channels;

     -    Levels of expenditures on research and development;

     -    Changes in our strategy and personnel changes;

     -    General economic trends and other factors.

     Due to all of the foregoing factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance. It is possible that in some future quarter our operating results may be below the expectations of public market analysts and investors.

OUR STOCK PRICE HAS BEEN VOLATILE

     The price of our common stock was subject to extreme volatility during fiscal 1998, as the closing bid price ranged between a low of 2-7/32 and a high of 23-5/8. We feels that one of the reasons for this volatility was rumored progress of and rumored problems in the product development program and marketing efforts of MatriDigm. The price of our common stock during fiscal year 1999 demonstrated significantly less volatility, ranging from the low closing bid price of 1-7/32 to the high closing bid price of 6-15/32.

THE MARKET FOR SYSTEMS MANAGEMENT TOOLS IS INTENSELY COMPETITIVE

     The market for system management tools in which our software products business unit competes is intensely competitive. Many of the companies with which we compete, such as TeamQuest Corporation, Computer Associates International, Inc., Hewlett-Packard Company and BMC Software, Inc., have sold systems to many more customers and have greater financial resources than Zitel. There can be no assurance that our competitors will not develop products comparable or superior to those developed by us or adapt more quickly than we do to new technologies, evolving industry standards, new product introductions, or changing customer requirements.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR EXISTING PRODUCTS AND SERVICES OBSOLETE

     The markets in which we operate are characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and/or the emergence of new industry standards could render our existing products and services obsolete and unmarketable. Our future success will depend upon our ability to develop and introduce new products and services on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. There can be no assurance that we will be successful in developing and marketing products or services that respond to technological changes or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or services, or that our new products or services will adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or other reasons, to develop and introduce new products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be harmed.

PRODUCT LIABILITY COULD HURT US IF LIABILITY LIMITATIONS ARE NOT EFFECTIVE

     Our agreements with our customers typically contain provisions intended to limit our exposure to potential product liability claims. It is possible that the limitation of liability provisions contained in our agreements may not be effective. Although we have not


                                      3.

received any product liability claims to date, the sale and support of products and the incorporation of products from other companies may entail the risk of such claims. A successful product liability claim against us could harm our business.

OUR SUCCESS DEPENDS ON PROPRIETARY TECHNOLOGY

     Our success depends significantly upon our proprietary technology. We currently rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We have registered our Zitel and Datametrics trademarks and will continue to evaluate the registration of additional trademarks as appropriate. We generally enter into confidentiality agreements with our employees and with key vendors and suppliers. We currently hold a United States patent on one of our software technologies. There can be no assurance that this patent will provide us with any competitive advantages or will not be challenged by third parties, or that the patents of others will not impair our ability to do business. We believe that the rapidly changing technology in the computer industry makes our success depend more on the technical competence and creative skills of our personnel than on patents.

     There has also been substantial litigation in the computer industry regarding intellectual property rights, and litigation may be necessary to protect our proprietary technology. We have not received significant claims that we are infringing third parties' intellectual property rights, but there can be no assurance that third parties will not in the future claim infringement by us with respect to current or future products, trademarks or other proprietary rights.

     We expect that companies in our markets will increasingly be subject to infringement claims as the number of products and competitors in our target markets grows. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require us to redesign our products or require us to enter into royalty or licensing agreements, any of which could have a harm on our business. Despite our efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products or design around patents issued to us or our other intellectual property rights.

INTERNATIONAL SALES AND OPERATIONS INVOLVE RISKS NOT EXPERIENCED
IN DOMESTIC OPERATIONS

     Sales to customers outside the United States have accounted for significant portions of our net sales, and we expect that the acquisition of companies headquartered and operating in the United Kingdom and The Netherlands, respectively, will result in international sales representing an increasingly significant portion of our net sales. International sales pose certain risks not faced by companies that limit themselves to domestic sales. Fluctuations in the value of foreign currencies relative to the U.S. dollar, for example, could make our products less price competitive. If in the future we denominate any of our sales in foreign currencies, this could result in losses from foreign currency transactions. International sales also could be harmed by factors beyond our control, including the imposition of government controls, export license requirements, restrictions on technology exports, changes in tariffs and taxes and general economic and political conditions. The laws of some countries do not protect our intellectual property rights to the same extent as the laws of the United States. We do not believe these additional risks are significant in the United Kingdom or in The Netherlands.

LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS

     Our future performance depends in significant part upon the continued service of our key technical and senior management personnel. We provide incentives such as salary, benefits and option grants (which are typically subject to vesting over four years) to attract and retain qualified employees. The loss of the services of one or more of our officers or other key employees could harm our business. Our future success also depends on our continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that we can retain our key technical and management employees or that we can attract, assimilate and retain other highly qualified technical and management personnel in the future.

     We believe there is significant competition for the few software development professionals with the advanced technological skills necessary to perform the services offered by our business. Our ability to maintain or renew existing relationships and obtain new business depends, in large part, on our ability to hire and retain technical personnel. An inability to hire such additional qualified personnel could impair our ability to manage and complete our existing projects and to bid for and obtain new projects.


                                      4.

ANTI-TAKEOVER PROVISIONS COULD DISCOURAGE TENDER OFFER OR TAKEOVER ATTEMPTS, INCLUDING THOSE THAT MIGHT RESULT IN A PREMIUM OVER MARKET PRICE

     Certain provisions of our Articles of Incorporation, as amended and restated, and Bylaws, as amended, California law and our indemnification agreements with our officers and directors may be deemed to have an anti-takeover effect. Such provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

     Our Board of Directors may issue additional shares of common stock or establish one or more classes or series of Preferred Stock, having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as determined by the Board of Directors without stockholder approval.

     Our Board of Directors has approved the adoption of a Preferred Share Purchase Rights Plan (the "Rights Plan"). Terms of the Rights Plan provide for a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. Each purchase right entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $69.50 per one one-hundredth of a preferred share, subject to adjustment, and a redemption price of $.01 per purchase right. Each one one-hundredth of a share of preferred stock has designations and the powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a common share.

     The purchase rights are not exercisable until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity acquires 15% or more of our outstanding common stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common stock.

     The purchase rights have certain anti-takeover effects, as they would cause substantial dilution to a person or group that attempted to acquire Zitel on terms not approved by our Board of Directors. The purchase rights should not interfere with any merger or other business combination approved by the Board of Directors, since the purchase rights may be redeemed at $.01 per purchase right prior to the earliest of (i) the twentieth day following the time that a person or group has acquired beneficial ownership of 15% or more of our outstanding common stock (unless extended for one or more 10 day periods by the Board of Directors), (ii) a change of control, or (iii) the final expiration date of the purchase rights.


                                      5.

                    THE SERIES B CONVERTIBLE PREFERRED STOCK

     On August 27, 1999, we sold 200,000 shares of our Series B Convertible Preferred Stock to the selling securityholders named in this prospectus. These shares of preferred stock:

     - have liquidation preferences of $10.00 per share plus any declared and unpaid dividends over all other current classes of stock;

     - provide for non-cumulative dividends of $.30 per share, if, as and when declared;

     -    have no voting rights except to the extent required by California law;

     - are subject to redemption of all, but not less than all, of the outstanding shares of preferred stock at our option at any time at a liquidation price of $10.00 per share plus declared and unpaid dividends;

     - are convertible at the option of the holder into the number of shares of Common Stock of the Company equal to the quotient obtained by dividing the liquidation preference by a conversion price based on the conversion formula described below.

     The conversion formula is based on the closing price of our common stock on the effective date of the registration statement of which this prospectus is a part and the closing price on the day prior to date of conversion. Under the formula, the baseline price is $__________. On the effective date and for the first 180 days thereafter, the conversion price is equal to the closing price on the trading day prior to the date of conversion. However, during that 180-day period, the conversion price shall not be less than 70% of the baseline price and shall not be more than the closing price on the trading day prior to the date of conversion plus one half of the amount by which the closing price exceeds 130% of the baseline price. After that 180-day period, the conversion price is equal to the closing price on the trading day prior to the day of conversion, provided it shall not be less than the baseline price. The conversion price is subject to antidilution and similar adjustments.

                                    BUSINESS

     We are an information technology company specializing in performance management of enterprise information systems. We employ our core competencies through Datametrics software products and services business, marketing multi-platform performance analysis and correlation software used to optimize performance in mission critical systems, databases and applications.

     Zitel was organized in 1979 to develop, market and sell semiconductor memory systems. It subsequently developed memory algorithms, which we incorporated in high performance data storage systems developed, marketed and sold by our data storage business. With the acquisition, in June 1997, of the business of Datametrics Systems Corporation, we commenced the transition to an information technology company. This transition was completed in July 1998, when we sold our data storage business.

                                    GENERAL

     We develop, market and support a wide range of data management solutions in the form of multi-platform performance analysis and correlation software used to optimize performance in mission critical systems, databases and applications. We do so through our Datametrics software products business, which is the combination of Datametrics Systems Corporation and Palmer & Webb Systems companies, which were acquired in 1997 and combined with our Performance and Modeling, Inc. subsidiary. The business operates under the Datametrics Systems Corporation name. This business markets a suite of ViewPoint software utilized for data management that automatically alerts, analyzes, correlates, investigates and reports on data center performance for mainframe computers, open systems and distributed network systems. In addition, this business includes a professional services business to solve customers' IT professional needs and a training business to assist customers with their software training needs. Products are sold through a direct sales force in the United States and Europe, and through value added resellers, distributors and original equipment manufacturers worldwide. This business provides both direct and indirect customer maintenance and support for its software products.


                                      6.

                           PRODUCTS AND SERVICES

SOFTWARE PRODUCTS

     The flagship product of our Datametrics business is ViewPoint. ViewPoint is a multi-platform performance management and analysis product for the entire enterprise that automatically monitors, analyzes and correlates thousands of performance metrics simultaneously and at a very high speed. ViewPoint also provides trend analysis, simulation modeling and "What If" analysis for capacity planning. ViewPoint operates in systems running Compaq, OpenVMS, Unisys 2200, Unisys A Series, Windows NT and many UNIX platforms including Sun, HP, IBM, Siemans, and Sequent.

     Datametrics also markets VisualRoute and VisualRoute Server which are Java based tools providing the functionality of the common Internet tools, "ping", "whois" and "traceroute" in an integrated fashion. VisualRoute provides a simple, graphical tool to determine precisely where and how the traffic is flowing between a server and the client trying to access it, providing a geographical map of the route and the performance of each portion of the route. VisualRoute can be installed on a client PC to determine connectivity and connection performance between that PC and any server on the Internet. VisualRoute Server, the enterprise version of VisualRoute, enables Web Master and ISP's to provide this capability to any client that has a Java-enabled Web browser.

     Datametrics Professional Services (DPS) group provides professionals to its customers to assist in installation, confirmation, outsourcing, training and consultation. DPS will work with clients to provide the skills and knowledge for deployment and maintenance of performance enhancing products throughout their enterprise. DPS will provide services at the clients facility, at DPS's facilities or provide distance learning through Web-driven computer-based training. The latter is done via a Process-based Structured Intranet Training Environment which is a browser-based knowledge environment delivering process specific training or support knowledge for custom situations. DPS is also a performance service provider, providing outsourcing services to clients whereby DPS will provide performance management for its clients enterprise on an outsource basis.

                                    MARKETING

     We sell our software products through a direct sales force in the United States, the United Kingdom and The Netherlands, and through value added resellers, distributors and original equipment manufacturers worldwide. We provide direct customer maintenance and support for our software products.

                                    EMPLOYEES

     At September 30, 1999, we employed 117 persons on a full-time basis: 22 in research and development, 13 in professional services, 7 in operations, 50 in sales and marketing, and 25 in general management and administration.

     We believe that our further success will depend, in part, on our ability to attract and retain qualified employees, who are in great demand. None of our employees are represented by a labor union and we believe that our employee relations are good.


                                      7.

                             SELLING SECURITYHOLDERS

     The following table sets forth the names of the selling securityholders, the number of shares of common stock owned by each selling securityholder prior to this offering, the number of shares of common stock being offered for the account of each selling securityholder and the number of shares of common stock to be owned by each selling securityholder after completion of this offering. This information is based upon information provided by the selling securityholders if all of the shares are sold and no other shares are acquired. Because the selling securityholders may offer all, some or none of their common stock, no definitive estimate as to the number of Shares thereof that will be held by the selling securityholders after such offering can be provided.

                             SHARES                                 SHARES
                          BENEFICIALLY          SHARES           BENEFICIALLY
       SELLING           OWNED PRIOR TO          BEING            OWNED AFTER
  SECURITYHOLDER(1)          OFFERING           OFFERED           OFFERING(3)
  ----------------       --------------     --------------       -------------
   ECC Chief, Inc.       2,329,948.5(2)      2,329,948.5(2)            0
ACS BRC Holding, Inc.    2,329,948.5(2)      2,329,948.5(2)            0

(1) Neither of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with the Company or any of its predecessors and affiliates.

(2) Assumes that all of the shares registered are allocated pro rata between the Selling Securityholders.

(3) Assumes the sale of all shares offered hereby. We have agreed to pay all reasonable fees and expenses incident to the filing of this offering.


                                      8.

                              PLAN OF DISTRIBUTION

     The common stock issuable upon conversion of the Series B preferred stock may be sold from time to time by the selling securityholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling securityholders may offer their common stock in one or more of the following transactions directly or through underwriters, broker dealers or agents:

     - On any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq SmallCap Market;

     -    In the over-the-counter market;

     -    In private transactions;

     -    Through options;

     -    By pledge to secure debts or other obligations; or

     -    A combination of any of the above transactions.

     The selling securityholders may effect these transactions by selling to or through one or more underwriters, broker-dealers or agents, and such underwriters, broker-dealers or agents may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders. The selling securityholders and any other persons that participate in the distribution may at times, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by such broker-dealers and any profits realized on any resale of the common stock by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling securityholders and any other person participating in a distribution will be subject to application provisions of the Securities Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M under the Securities Exchange Act, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders or any such other person.

     We will make copies of this prospectus available to the selling securityholders and have informed the selling securityholders of the need for delivery of a copy of this prospectus to each purchaser prior to or at the time of any sale of the common stock.

     The selling securityholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of the common stock by them. We will pay all costs and expenses associated with the registration of the common stock. We estimate that our expenses in connection with this offering will be approximately $30,000.00.


                                      9.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Zitel by Cooley Godward LLP, San Francisco, California.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended September 30, 1999 have been so incorporated herein in reliance on the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


                                      10.

==============================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZITEL. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
Where You Can Find More Information .................................    1
Incorporation of Certain Documents by Reference .....................    1
The Company .........................................................    2
Use of Proceeds .....................................................    2
Dividend Policy .....................................................    2
Risk Factors ........................................................    2
The Series B Convertible Preferred Stock ............................    3
Business ............................................................    4
Selling Securityholders .............................................    8
Plan of Distribution ................................................    9
Legal Matters .......................................................   10
Experts .............................................................   11

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                                4,659,897 SHARES




                                ZITEL CORPORATION



                                  COMMON STOCK




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                                   PROSPECTUS

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                                JANUARY __, 2000

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                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable by the Company in connection with the sale, issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee. None of these expenses will be paid by the Selling Securityholders.

         SEC Registration Fee                          $ 3,037.39
         Printing and Engraving Expenses                 5,000.00
         Legal Fees and Expenses                       $15,500.00
         Accounting Fees and Expenses                    5,000.00
         Blue Sky Fees and Expenses                      1,462.61
                                                       ----------
         Total                                         $30,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by California law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary. Pursuant to California law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER   DESCRIPTION
4.1      Certificate of Determination of Preferences of Series B Convertible
         Preferred Stock of Zitel Corporation*

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Cooley Godward LLP. Reference is made to 5.1.

24.1     Power of Attorney (included on signature page II-3).

99.1     Series B Convertible Preferred Stock Purchase Agreement dated as of
         September 3, 1999

99.2     Registration Rights Agreement dated as of September 3, 1999

       * Incorporated by reference to the indicated exhibit to the Company's report on 10-K for the fiscal year ended September 30, 1999.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any


                                    II-1.

         facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. PROVIDED, HOWEVER, the foregoing undertaking shall not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     II-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on January 13, 2000.

                                              ZITEL CORPORATION


                                              By  /s/ Asa W. Lanum
                                                  --------------------------
                                                  Asa W. Lanum
                                                  President and Chief
                                                  Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Asa W. Lanum and Anna M. McCann, or either of them, his attorneys-in-fact, and agents each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                 DATE

/s/ Asa W. Lanum            President, Chief Executive       January 13, 2000
-----------------------     Officer and Director
Asa W. Lanum                (PRINCIPAL EXECUTIVE OFFICER)

/s/ Anna M. McCann          Vice President, Finance and      January 13, 2000
-----------------------     Administration, Secretary and
Anna M. McCann              Chief Financial Officer
                            (PRINCIPAL ACCOUNTING OFFICER)

/s/ William R. Longergan    Chairman of the Board of         January 13, 2000
------------------------    Directors
William R. Lonergan

                            Director                          January   , 2000
------------------------
Tsvi Gal

/s/ Jack H. King            Director                          January 13, 2000
------------------------
Jack H. King

/s/ Philip J. Koen          Director                          January 13, 2000
------------------------
Philip J. Koen

/s/ Catherine P. Lego       Director                          January 13, 2000
------------------------
Catherine P. Lego

/s/ William M. Regitz       Director                          January 13, 2000
------------------------
William M. Regitz


                                     II-3.